EXHIBIT 99.1


SYSCO                                                             [COMPANY LOGO]
--------------------------------------------------------------------------------
SYSCO Corporation
1390 Enclave Parkway                                                NEWS RELEASE
Houston, Texas 77077-2099
(281) 584-1390                                      FOR MORE INFORMATION
                                                    CONTACT: John M. Palizza
                                                             Assistant Treasurer
                                                             (281) 584-1308

              SYSCO'S SECOND QUARTER DILUTED EPS RISE 5.9% TO $0.36


     HOUSTON, JANUARY 31, 2005 -- SYSCO Corporation (NYSE: SYY), North America's leading foodservice marketer and distributor, today announced results for the second quarter ended January 1, 2005, of its fiscal year ending July 2, 2005.

SECOND  QUARTER  FY2005  HIGHLIGHTS:
-----------------------------------
o Diluted earnings per share rose 5.9% to $0.36 compared to $0.34 in the same period last year.
o Net earnings climbed 4.8% to $232.6 million vs. $222.0 million in last year's second quarter.
o Sales increased 4.2% to $7.3 billion versus $7.0 billion in the second quarter of fiscal 2004.
o Acquisitions contributed 0.7% to sales growth and inflation, as measured by product cost increases, was 3.8% in the second quarter.
o Operating expenses as a percent of sales were 13.71%, a 46-basis point reduction in comparison to 14.17% in the same period last year.

FIRST  HALF  FY2005  HIGHLIGHTS:
-------------------------------
o Diluted earnings per share rose 7.7% to $0.70 compared to $0.65 in the same period last year.
o Net earnings climbed 6.4% to $458.6 million vs. $430.8 million in last year's first 26 weeks.
o    Sales increased 4.9% to $14.9 billion versus $14.2 billion last year.
o Acquisitions contributed 0.6% to sales growth and inflation, as measured by product cost increases, was 4.7% during the period.
o Operating expenses as a percent of sales were 13.86%, a 40-basis point reduction in comparison to 14.26% in the same period last year.

     Richard J. Schnieders, SYSCO's chairman and chief executive officer, said, "Our associates generated sound results in the second quarter by continuing to focus on controlling expenses, implementing business review and business development strategies and by leveraging our technology systems to more efficiently and accurately serve our customers.

     "This quarter represented our most difficult comparisons for the year. First, we faced last year's strong 21.4 percent increase in earnings per share. Second, we were confronted by two negative calendar shifts in the quarter. This year, New Year's day, when many restaurants are closed, fell in our second quarter. Additionally, both Christmas and New Year's day, which are very low volume restaurant days, fell on a Saturday, which typically is the busiest day of the week for dining traffic. Despite those factors and continued price sensitivity in our foodservice markets, SYSCO's committed workforce generated the sales and earnings reported today."

     "Our operating companies continue to improve in both their efficiency and quality metrics," said Mr. Schnieders. "We are confident that they are well positioned for future growth as comparisons become easier and foodservice trends pick up."

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                                       5

     In reviewing the company's programs for future growth, Thomas E. Lankford, SYSCO's president and chief operating officer, added, "We are very pleased to announce that our Northeast Redistribution Center in Front Royal, Virginia is completed and receiving products. In two weeks, on February 14, that facility will begin distributing products to our broadline company near Boston, followed incrementally by 13 additional broadline companies in our Northeast region. By October, all 14 companies will be receiving scheduled products from the
Northeast Redistribution Center. This project is the largest strategic undertaking in the history of SYSCO, and we are convinced that our shareholders, customers and suppliers will benefit from the distribution efficiencies and competitive advantages that it will generate."

     Expenditures for the National Supply Chain project were $19.5 million during the second quarter, $13.1 million of which was capitalized and the remainder of which was expensed. The implementation of the project is on time, progressing according to plan and is slightly under budget. At the end of the second quarter total expenditures on the project were $256.3 million, of which $178.6 million has been capitalized.

     "Last quarter we advised that start-up expenses related to the Northeast Redistribution Center would have an estimated negative impact of $0.04 to $0.05 on earnings per share (EPS) during fiscal 2005," Mr. Lankford continued. "Based on our experience to date, we now anticipate a smaller EPS impact of between $0.03 and $0.04 for fiscal 2005 and that effect will be reflected in our third and fourth quarter results. For fiscal 2006 we continue to project that the benefits of the National Supply Chain project will offset any further costs and perhaps even contribute a half-cent to EPS."

     During the second quarter SYSCO's total capital expenditures were approximately $105.7 million, resulting in total expenditures of $205.6 million for the first 26 weeks of fiscal year 2005. The company continues to anticipate that capital spending for fiscal 2005 will be in a range of $400 to $450 million.

     SYSCO, the largest foodservice marketing and distribution organization in North America, provides food and related products and services to approximately 400,000 restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers, generating sales of $30.0 billion for calendar year 2004. SYSCO's operations, supported by approximately 46,000 associates, are located throughout the United States and Canada and include broadline foodservice distribution companies, specialty produce and custom-cut meat operations, Asian cuisine foodservice distributors, hotel supply operations and chain restaurant distribution subsidiaries. For more information about SYSCO visit the company's Internet home page at www.sysco.com. As previously announced, SYSCO's second quarter 2005 earnings conference call will be held at 10:00 a.m. EST on Monday, January 31, 2005. A live webcast of the call, as well as a copy of this press release, will be available online at www.sysco.com.

Forward-Looking Statements
--------------------------

     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding SYSCO's ability to gain market share, improve operating efficiencies, leverage technology, control expenses and execute its growth strategies; capital expenditures and other future investments; industry trends; and the expected timing, cost and benefits, including the impact on earnings per share, of the national supply chain project and northeast redistribution center. These statements involve risks and uncertainties and are based on management's current expectations and estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include the risks relating to the foodservice distribution industry's relatively low profit margins and sensitivity to general economic conditions, including the current economic environment and consumer spending; the risk that higher costs due to inflation cannot be passed on to customers or that the current high levels of inflation do not return to historical levels; SYSCO's leverage and debt risks; the successful completion of acquisitions and integration of acquired companies; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; construction schedules; management's allocation of capital and the timing of capital purchases such as fleet and equipment; competitive conditions; labor issues; and internal factors such as the ability to control expenses. For a discussion of additional factors that could cause actual results to differ from those described in the forward-looking statements, see the Company's Annual Report on Form 10-K for the fiscal year ended July 3, 2004 as filed with the Securities and Exchange Commission.

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                                       6

                                SYSCO CORPORATION
                 CONSOLIDATED RESULTS OF OPERATIONS (UNAUDITED)
                      (In Thousands Except for Share Data)


                                                                         FOR THE 13-WEEK PERIOD ENDED
                                                              --------------------------------------------------
                                                                JANUARY 1, 2005               DECEMBER 27, 2003
                                                              ----------------------       ---------------------
      Sales                                                       $   7,331,257                 $     7,036,520
      Costs and expenses
          Cost of sales                                               5,933,515                       5,669,399
          Operating expenses                                          1,004,919                         996,853
          Interest expense                                               17,766                          16,376
          Other, net                                                     (1,693)                         (7,052)
                                                              ----------------------       ---------------------
      Total costs and expenses                                        6,954,507                       6,675,576
                                                              ----------------------       ---------------------
      Earnings before income taxes                                      376,750                         360,944
      Income taxes (38.25% in Q05;  38.50% in Q04)                      144,107                         138,963
                                                              ----------------------       ---------------------
      Net earnings                                                $     232,643                 $       221,981
                                                              ======================       =====================
      Basic earnings per share                                    $        0.36                 $          0.34
                                                              ======================       =====================
      Diluted earnings per share                                  $        0.36                 $          0.34
                                                              ======================       =====================
      Average shares outstanding                                    638,638,789                     644,723,466
      Diluted average shares outstanding                            652,993,142                     661,632,986
      ----------------------------------------------------------------------------------------------------------

       Comparative segment sales data for the second quarter of fiscal years 2005 and 2004 are summarized below.

      (Unaudited)                                                       FOR THE 13-WEEK PERIOD ENDED
                                                              --------------------------------------------------
      ($000)                                                    JANUARY 1, 2005               DECEMBER 27, 2003
                                                              ----------------------       ---------------------
      Sales
          Broadline                                               $   5,847,942                 $     5,681,387
          SYGMA                                                         941,421                         863,539
          Other                                                         626,458                         571,873
          Intersegment Sales                                            (84,564)                        (80,279)
                                                              ----------------------       ---------------------
      Total Sales                                                 $   7,331,257                 $     7,036,520
                                                              ======================       =====================
      ----------------------------------------------------------------------------------------------------------


                       COMPARATIVE SUPPLEMENTAL STATISTICAL INFORMATION RELATED TO SALES (UNAUDITED)
                       -----------------------------------------------------------------------------
      Comparative SYSCO Brand Sales and Marketing  Associate-Served  Sales data for the second quarter of fiscal years 2005 and 2004 are summarized below.
                                                                         FOR THE 13-WEEK PERIOD ENDED
                                                              --------------------------------------------------
                                                                JANUARY 1, 2005             DECEMBER 27, 2003
                                                              ----------------------       ---------------------
      SYSCO Brand Sales as a % of
         MA-Served Sales                                            57.4%                              57.4%
      SYSCO Brand Sales as a % of
         Total Traditional Broadline Sales                          49.4%                              49.0%
         in the U.S.
      MA-Served Sales as a % of
         Total Traditional Broadline Sales                          52.9%                              52.5%
         in the U.S.
      ----------------------------------------------------------------------------------------------------------

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                                       7

                                SYSCO CORPORATION
                 CONSOLIDATED RESULTS OF OPERATIONS (UNAUDITED)
                      (In Thousands Except for Share Data)


                                                                      FOR THE 26-WEEK PERIOD ENDED
                                                              --------------------------------------------------
                                                                JANUARY 1, 2005               DECEMBER 27, 2003
                                                              ----------------------       ---------------------
      Sales                                                       $  14,863,182                 $    14,170,801
      Costs and expenses
          Cost of sales                                              12,028,446                      11,423,166
          Operating expenses                                          2,060,331                       2,021,189
          Interest expense                                               35,465                          35,007
          Other, net                                                     (3,662)                         (9,035)
                                                              ----------------------       ---------------------
      Total costs and expenses                                       14,120,580                      13,470,327
                                                              ----------------------       ---------------------
      Earnings before income taxes                                      742,602                         700,474
      Income taxes (38.25% in Q05;  38.50% in Q04)                      284,045                         269,682
                                                              ----------------------       ---------------------
      Net earnings                                                $     458,557                 $       430,792
                                                              ======================       =====================
      Basic earnings per share                                    $        0.72                 $          0.67
                                                              ======================       =====================
      Diluted earnings per share                                  $        0.70                 $          0.65
                                                              ======================       =====================
      Average shares outstanding                                    638,403,789                     645,301,941
      Diluted average shares outstanding                            652,448,434                     660,127,514
      ----------------------------------------------------------------------------------------------------------

       Comparative segment sales data for the first 26 weeks of fiscal years 2005 and 2004 are summarized below.

      (Unaudited)                                                      FOR THE 26-WEEK PERIOD ENDED
                                                              --------------------------------------------------
      ($000)                                                      JANUARY 1, 2005             DECEMBER 27, 2003
                                                              ----------------------       ---------------------
      Sales
          Broadline                                               $ 11,943,304                  $    11,508,476
          SYGMA                                                      1,857,201                        1,688,102
          Other                                                      1,225,124                        1,133,333
          Intersegment Sales                                         (162,447)                        (159,110)
                                                              ----------------------       ---------------------
      Total Sales                                                 $ 14,863,182                  $    14,170,801
                                                              ======================       =====================
      ----------------------------------------------- ----------------------------- ---------------------------------


                       COMPARATIVE SUPPLEMENTAL STATISTICAL INFORMATION RELATED TO SALES (UNAUDITED)
                       -----------------------------------------------------------------------------
      Comparative SYSCO Brand Sales and Marketing  Associate-Served  Sales data for the first 26 weeks of fiscal years 2005 and 2004 are summarized below.
                                                                      FOR THE 26-WEEK PERIOD ENDED
                                                              --------------------------------------------------
                                                                JANUARY 1, 2005                DECEMBER 27, 2003
                                                              ----------------------       ---------------------
      SYSCO Brand Sales as a % of
         MA-Served Sales                                            57.7%                              57.3%
      SYSCO Brand Sales as a % of
         Total Traditional Broadline Sales                          49.5%                              49.0%
         in the U.S.
      MA-Served Sales as a % of
         Total Traditional Broadline Sales                          53.7%                              53.7%
         in the U.S.
      ----------------------------------------------------------------------------------------------------------



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                                       8

                                SYSCO CORPORATION
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (In Thousands)


                                                                    JANUARY 1, 2005           DECEMBER 27, 2003
                                                                ----------------------       ---------------------

    ASSETS
    Current assets
       Cash                                                                 $  152,926              $  232,595
       Receivables                                                           2,167,931               2,086,107
       Inventories                                                           1,546,007               1,359,886
       Deferred taxes                                                               --                      --
       Prepaid expenses                                                         64,714                  60,201
                                                                ----------------------       ---------------------
         Total current assets                                                3,931,578               3,738,789

    Plant and equipment at cost, less depreciation                           2,232,172               2,029,718

    Other assets
       Goodwill and intangibles                                              1,258,716               1,166,336
       Restricted cash                                                         185,660                 170,877
       Prepaid pension cost                                                    289,464                      --
       Other                                                                   203,297                 199,857
                                                                ----------------------       ---------------------
          Total other assets                                                 1,937,137               1,537,070
                                                                ----------------------       ---------------------
    Total assets                                                           $ 8,100,887              $7,305,577
                                                                ======================       =====================

    LIABILITIES AND SHAREHOLDERS' EQUITY
    Current liabilities
       Notes payable                                                         $  67,153               $ 124,609
       Accounts payable                                                      1,684,567               1,645,948
       Accrued expenses                                                        626,651                 583,559
       Accrued income taxes                                                    239,984                 172,420
       Deferred taxes                                                          183,748                 190,175
       Current maturities of long-term debt                                    367,853                  12,322
                                                                ----------------------       ---------------------
         Total current liabilities                                           3,169,956               2,729,033

    Other liabilities
       Long-term debt                                                        1,101,852               1,395,981
       Deferred taxes                                                          716,977                 524,989
       Other long-term liabilities                                             268,878                 289,750
                                                                ----------------------       ---------------------
         Total other liabilities                                             2,087,707               2,210,720

    Contingencies
    Shareholders' equity
       Preferred stock                                                               -                       -
       Common stock, par $l per share                                          765,175                 765,175
       Paid-in capital                                                         364,738                 290,744
       Retained earnings                                                     4,239,352               3,649,583
       Other comprehensive income (loss)                                        52,813                (142,027)
       Treasury stock                                                       (2,578,854)             (2,197,651)
                                                                ----------------------       ---------------------
       Total shareholders' equity                                            2,843,224               2,365,824
                                                                ----------------------       ---------------------
    Total liabilities and shareholders' equity                              $8,100,887               $7,305,577
                                                                ======================       =====================



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                                       9

                                SYSCO CORPORATION
                       CONSOLIDATED CASH FLOWS (UNAUDITED)
                                 (In Thousands)

                                                                           FOR THE 26-WEEK PERIOD ENDED
                                                                --------------------------------------------------
                                                                     JANUARY 1, 2005           DECEMBER 27, 2003
                                                                ----------------------       ---------------------
Cash flows from operating activities:
  Net earnings                                                       $      458,557                $      430,792
  Add non-cash items:
      Depreciation and amortization                                         150,294                       138,679
      Deferred tax provision                                                265,289                       265,053
      Provision for losses on receivables                                    15,019                        14,895
  Additional investment in certain assets and liabilities,
      net of effect of businesses acquired:
      Decrease (increase) in receivables                                     32,612                       (73,428)
      (Increase) in inventories                                            (123,510)                     (120,215)
      (Increase) in prepaid expenses                                         (9,378)                       (7,755)
      (Decrease) increase in accounts payable                               (78,330)                       3,905
      (Decrease) in accrued expenses                                       (107,609)                      (69,771)
      (Decrease) in accrued income taxes                                   (224,079)                     (186,649)
      (Increase) in other assets                                             (7,689)                      (24,644)
      (Decrease) in other long-term liabilities and prepaid
         pension cost, net                                                   (9,453)                       (6,083)
                                                                ----------------------       ---------------------
    Net cash provided by operating activities                               361,723                       364,779
                                                                ----------------------       ---------------------
Cash flows from investing activities:
  Additions to plant and equipment                                         (205,585)                     (248,697)
  Proceeds from sales of plant and equipment                                  7,331                         9,815
  Acquisition of businesses, net of cash acquired                           (33,439)                      (33,703)
  Increase in restricted cash                                               (16,334)                      (90,000)
                                                                ----------------------       ---------------------
    Net cash used for investing activities                                 (248,027)                     (362,585)
                                                                ----------------------       ---------------------
Cash flows from financing activities:
  Bank and commercial paper (repayments) borrowings                          (6,881)                      182,739
  Other debt borrowings (repayments)                                         68,973                       (12,964)
  Common stock reissued from treasury                                       103,168                        86,337
  Treasury stock purchases                                                 (154,858)                     (218,149)
  Dividends paid                                                           (166,234)                     (142,501)
                                                                ----------------------       ---------------------
    Net cash used for financing activities                                 (155,832)                     (104,538)
                                                                ----------------------       ---------------------
Effect of exchange rate changes on cash                                      (4,644)                       (2,508)
                                                                ----------------------       ---------------------
Net decrease in cash                                                        (46,780)                     (104,852)
Cash at beginning of period                                                 199,706                       337,447
                                                                ----------------------       ---------------------
Cash at end of period                                                $      152,926                $      232,595
                                                                ======================       =====================
Cash paid during the period for:
  Interest                                                           $       34,841                $       36,598
  Income taxes                                                              237,694                       190,761


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